UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2025

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2025, enGene USA, Inc. (the “Tenant”), a Delaware corporation and wholly owned subsidiary of enGene Holdings Inc., a corporation existing under the laws of British Columbia, Canada (the “Company”), entered into an office lease (the “Lease”) with 99 High Street Owner LLC, a Massachusetts limited liability company (the “Landlord”), whereby the Tenant agreed to lease approximately 26,335 square feet of office space at 99 High Street, Boston, Massachusetts 02110 (the “Premises”). The Lease has an initial term of five years and five months, and is scheduled to commence on or about June 19, 2025.

Under the Lease, the Tenant has agreed to pay rent, after an initial five-month abatement period, in an initial amount equal to approximately $168,982 per month, which shall increase to approximately $182,912 per month by year five of the Lease, plus its pro rata share of operating expenses and real estate taxes. The Lease contains customary representations, warranties, covenants, indemnification provisions, default provisions, and other provisions.

As an inducement to the Landlord to enter into the Lease with the Tenant, on June 4, 2025, the Company entered into a guaranty of the Lease (the “Lease Guaranty”) pursuant to which the Company unconditionally and irrevocably guaranteed the timely and punctual payment of all rent and related payments and the timely and prompt performance of the terms and observance of all obligations, covenants, conditions, duties and liabilities that the Tenant is required to make or perform under the Lease. The Company’s obligations under the Lease Guaranty shall not terminate until all obligations of Tenant under the lease have been performed in full to Landlord’s satisfaction.

The foregoing summary description of the Lease and the Lease Guaranty does not purport to be complete and is qualified in its entirety by the full text of the Lease and the Lease Guaranty, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	99 High Street Office Lease, dated June 4, 2025, by and between 99 High Street Owner LLC and enGene USA, Inc.
10.2	Lease Agreement Guaranty, dated June 4, 2025, by enGene Holdings Inc. in favor of 99 High Street Owner LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date:	June 9, 2025	By:	/s/ Ronald H. W. Cooper
Name: Ronald H. W. Cooper Title: Chief Executive Officer